SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant |X|
         Filed by a Party other than the Registrant |_|

         Check the appropriate box:

         |_| Preliminary Proxy Statement
         |_| Confidential,  for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
         |X| Definitive  Proxy Statement
         |_| Definitive  Additional  Materials
         |_| Soliciting  Material  Pursuant to Rule 14a-11(c) or Rule
              14a-12


                         MANCHESTER EQUIPMENT CO., INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration number, or the form or schedule and the date of its filing.

                         MANCHESTER EQUIPMENT CO., INC.
                                 160 Oser Avenue
                            Hauppauge, New York 11788
                                 (631) 434-8700

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on January 17, 2001

Dear Shareholder:

     We cordially invite you to attend the 2001 Annual Meeting of Shareholders of Manchester Equipment Co., Inc. The meeting will be held at the Smithtown Sheraton, 110 Motor Parkway, Smithtown, New York, on Wednesday, January 17, 2001 at 10:15 a.m., local time. At the meeting we will:

1.   Elect  six (6)  Directors  to  serve  until  the  2002  Annual  Meeting  of
     Shareholders;

2. Vote on an amendment to our Certificate of Incorporation to change our name to "Manchester Technologies, Inc.";

3. Vote on an amendment to our Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,100,000 shares to 2,600,000 shares;

4.   Vote on a proposal to approve the Company's Executive Incentive Plan;

5. Vote on the ratification of the reappointment of KPMG LLP as independent auditors of the Company for the year ending July 31, 2001; and

6. Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     A proxy statement describing the matters to be considered at the meeting is attached to this notice. Only holders of record of our common stock at the close of business on November 28, 2000 may attend and vote at the meeting. If you cannot attend the meeting, you may vote by mailing the enclosed proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even though he or she has already returned a proxy card.

         We look forward to seeing you at the meeting.

                                          By Order of the Board of Directors,

                                          Joel G. Stemple, Secretary

Hauppauge, New York
December 14, 2000

           SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING
          ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED
                 PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                         Manchester Equipment Co., Inc.
                                 160 Oser Avenue
                            Hauppauge, New York 11788
                                 (631) 434-8700


                                 PROXY STATEMENT


                         Annual Meeting of Shareholders
                         To Be Held On January 17, 2001


                                  INTRODUCTION

Information Concerning Solicitation and Voting

         Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Shareholders to be held on Wednesday, January 17, 2001 at 10:15 a.m. (New York time) at the Smithtown Sheraton, 110 Motor Parkway, Smithtown, New York, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

         Manchester will pay the costs of soliciting proxies from shareholders. Directors, officers and regular employees may solicit proxies on behalf of Manchester, without additional compensation, personally or by telephone, mail, or telecopy. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and, upon request, will be reimbursed by Manchester for their reasonable expenses. Voting materials, which include the proxy statement, proxy card and 2000 Annual Report (which contains Manchester's financial statements for its fiscal year ended July 31, 2000), were first mailed to holders our common stock on or about December 14, 2000.

     In this Proxy Statement, the terms "Manchester," the "Company," "we," "us," and "our" refer to Manchester Equipment Co., Inc.

Questions and Answers

Q:       Who can vote at the meeting?
A: Persons who were holders of our common stock on November 28, 2000, the record date, are entitled to vote at the meeting. On that date, there were 8,013,815 shares outstanding and entitled to vote at the annual meeting. Each eligible shareholder is entitled to one vote per share.

Q:       What matters am I voting on?
A:       You are being asked to vote on the following matters:

         o        The election of six directors;

         o A proposal to amend our Certificate of Incorporation to change our name to "Manchester Technologies, Inc.";

         o A proposal to amend our Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,100,000 shares to 2,600,000 shares;

         o        A proposal to approve the Company's Executive Incentive Bonus
                  Plan;

         o To ratify the reappointment of KPMG LLP as our independent auditors for the year ending July 31, 2001.

Q:       How do I cast my vote?
A. If you hold your shares as a shareholder of record, you can vote in person at the annual meeting by delivering your proxy card in person or filling out and returning a ballot that will be supplied to you, or you can vote by mail by signing and returning the enclosed proxy card. If you are a street-name shareholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

         The enclosed proxy card contains instructions for voting by mail. Please follow these instructions carefully. The proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote those shares as follows:

          o    FOR the election of the nominees listed below under Proposal 1;

          o FOR the amendment to the Certificate of Incorporation described under Proposal 2;

          o FOR the amendment to the Stock Option Plan described under Proposal 3;

          o FOR the approval of the Executive Incentive Bonus Plan described under Proposal 4; and

          o FOR the ratification of the reappointment of KPMG LLP described under Proposal 5.

Q: How will the proxies vote on any other business brought up at the meeting?

A. By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter properly brought before the meeting. We do not know of any other business to be considered at the meeting.

         The proxies' authority to vote according to their judgment applies only to shares you own as a shareholder of record.

Q:       Can I revoke my proxy?
A:       Yes. You can revoke your proxy before it is voted by:

         o        Submitting a new proxy card;
         o Giving written notice before the meeting to our Secretary at the address set forth on the cover of this proxy statement stating that you are revoking your proxy; or
         o Attending the meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Q:       What is a "quorum"?

A. A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted ("shareholder withholding") with respect to a particular matter. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") and proxies reflecting shares subject to shareholder withholding will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy.

Q:       Will broker non-votes or abstentions affect the voting results?

A. No, broker non-votes and abstentions will not count as votes "FOR" or "AGAINST" any director or proposal being voted on. However, because the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares (see "Proposal 2 - Amendment of Our Certificate of Incorporation" below), abstentions and broker non-votes with respect to Proposal 2 will have the same practical effect as a vote "AGAINST" that proposal.

Q.       What is a "broker non-vote"?
A. A "broker non-vote" occurs when a broker submits a proxy that states that the broker does not vote for some of the proposals because the broker has not received instructions from the beneficial owners on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

Q:       What does it mean if I get more than one proxy card?

A. Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:       How does the Board recommend I vote on the proposals?
A. The Board recommends you vote "FOR" each of the nominees to the Board of Directors, "FOR" the amendments to the Certificate of Incorporation and the Stock Option Plan, and "FOR" the approval of the Executive Incentive Bonus Plan and the ratification of the reappointment of KPMG LLP.

Q.       How many votes are needed for approval of each matter?
         o The election of directors requires a plurality vote of the votes cast at the meeting. "Plurality" means that the individuals receiving the highest number of "FOR" votes will be elected to the Board of Directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee's favor.

         o The approval of the amendment to the Stock Option Plan, the approval of the Executive Incentive Bonus Plan and the ratification of the reappointment of KPMG LLP, each require the affirmative "FOR" vote of a majority of the votes cast at the meeting. Abstentions from voting and shares which are subject to shareholder withholding or broker non-vote are not counted as "votes cast" with respect to such proposals and therefore will have no effect on such votes.

         o The approval of the amendment to the Certificate of Incorporation requires the affirmative "FOR" vote of a majority of the Company's outstanding shares. Accordingly, abstentions and shares which are subject to shareholder withholding or broker non-vote with respect to this proposal will have the same practical effect as a vote against the proposal.

Q:       Where can I find the voting results of the meeting?

A. The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2001.

Voting by Manchester's Principal Shareholder

         Barry R. Steinberg is Manchester's largest shareholder, beneficially owning 58.5% of the Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." The Company understands that Mr. Steinberg intends to vote all shares of Common Stock beneficially owned by him at the annual meeting, or any adjournment or postponement thereof, for the election of the persons nominated as directors, for the amendments to the Certificate of Incorporation and the Stock Option Plan, and for the approval of the Executive Incentive Bonus Plan and the ratification of the reappointment of the independent auditors. Mr. Steinberg beneficially owns, without acquiring any additional shares of Common Stock, shares of Common Stock in an amount sufficient to permit him to control the outcome of any shareholder vote on these matters.

                                Table of Contents

                                                                            Page
Proposals
Election of Directors......................................................    6
Amendment of our Certificate of Incorporation..............................    9
Amendment of our Amended and Restated Stock Option Plan....................   10
Approval of the Executive Incentive Bonus Plan . . . . . . . . . . . . . .    15
Ratification of Reappointment of Independent Auditors......................   18
Other Information
Security Ownership of Certain Beneficial
  Owners and Management....................................................   18
Executive Officers.........................................................   19
Executive Compensation.....................................................   20
Report of the Board of Directors and the Compensation Committee
  on Executive Compensation................................................   23
Report of the Audit Committee  . . . . . . . . . . . . . . . . . . . . . .    25

Stock Performance Graph....................................................   25

Compensation Committee Interlocks and Insider Participation.................. 26
Certain Relationships and Related Transactions............................... 27
Section 16(a) Beneficial Ownership Reporting Compliance...................... 27
Other Business............................................................... 27
Shareholder Proposals........................................................ 27
Appendices
Appendix A - Audit Committee Charter  . . . . . . . . . . . . . . . . . . . A-1
Appendix B - Executive Incentive Bonus Plan. . . . . . . . . . . . . . . . .B-1

                                   Proposal 1

                              ELECTION OF DIRECTORS

General

         Six directors are to be elected at the meeting. Each director is to hold office until the next annual meeting of shareholders or until his successor is elected and qualified, unless his office is earlier vacated by resignation or other cause. Unless otherwise specifically directed by shareholders executing proxies, it is intended that all proxies in the accompanying form received in time for the annual meeting will be voted at the meeting FOR the election of the six nominees named below. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may be reduced accordingly. The Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

Nominees

           The six persons listed below are currently directors of Manchester and have been selected by the Board of Directors as nominees for election as directors at the annual meeting. Certain information regarding the nominees is set forth below:

                                          Year First
                                          Served as
        Name                      Age*     a Director     Position with the Company
        ----                      ----    -----------     --------------------------
     Barry R. Steinberg (1)       59        1973        Chairman of the Board, President,
                                                        Chief Executive Officer and Director
     Joel G. Stemple (1)          58        1982        Executive Vice President,
                                                        Secretary and Director
     Joel Rothlein (1)(2)         71        1996        Director
     Bert Rudofsky (2)(3)         67        1998        Director
     Michael E. Russell (3)       54        1998        Director
     Julian Sandler (2)(3)        56        1996        Director

* -  As of January 17, 2001
(1)  Member of the Executive Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee.

     Barry R. Steinberg, Manchester's founder, has served as its Chairman of the Board, President and Chief Executive Officer and as a director since its formation in 1973. Mr. Steinberg previously served as a systems analyst for Sleepwater, Inc. and Henry Glass and Co.

     Joel G. Stemple has served as Executive Vice President since September 1996 and as Vice President and as a director since August 1982. Mr. Stemple previously performed consulting services for Manchester and, from 1966 to 1982, served as Assistant and Associate Professor of Mathematics at Queens College, City University of New York.

     Joel Rothlein, Esq. has been a director of the Company since October 1996. Mr. Rothlein is a partner in the law firm of Kressel Rothlein & Roth, Esqs., Massapequa, New York, where he has practiced law since 1955. Kressel Rothlein & Roth, Esqs. and its predecessor firms have acted as outside general counsel to the

Company since the Company's inception.

     Bert Rudofsky became a director on July 15, 1998. Mr. Rudofsky is the founder and president of Bert Rudofsky and Associates, a management consulting firm specializing in the computer industry. Mr. Rudofsky was a founder of MTI Systems Corp., a leading edge, technical, value-added distribution company specializing in computer and data communications products. Mr. Rudofsky was CEO of MTI from 1968 until MTI was sold in 1990.

     Michael E. Russell became a director on July 15, 1998. Mr. Russell is presently a senior vice president at Prudential Securities Incorporated and has held several distinguished positions as a member of the business community, as a member of the New York State Metropolitan Transportation Authority (1987- 1989), as commissioner of the New York State Commission on Cable Television (1989-1991) and as Special Assistant to the New York State Senate Majority Leader (1991-1994).

     Julian Sandler became a director on December 2, 1996. Mr. Sandler is Chief Executive Officer of Rent-a-PC, Inc., a full-service provider of short-term computer rentals, which Mr. Sandler founded in 1984. Mr. Sandler is also the founder and was the President from 1974 to 1993 of Brookvale Associates, a national organization specializing in the remarketing of hardware manufactured by Digital Equipment Corporation. Mr. Sandler also co-founded and from 1970 to 1973 was Vice President of Periphonics Corporation, a developer and manufacturer of voice response systems.

Required Vote

     In accordance with the Company's By-Laws, directors are elected by a plurality of the votes of shares represented and entitled to vote at the meeting.

Recommendation of the Board

     The Board of Directors recommends that shareholders vote FOR the election of the nominees named above (Proposal No. 1 on the Proxy Card).

Meetings and Committees

     During the fiscal year ended July 31, 2000, there were four regular meetings and two special meeting of the Board of Directors, and, with the exception of Michael Russell, who missed one Audit Committee meeting, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of meetings of all committees of the Board on which they served. On one occasion in fiscal 2000 the Board took action by unanimous written consent without a meeting.

     The Board of Directors has standing executive, audit, and compensation committees, as described below. The Company does not have a standing nominating committee.

     Executive Committee. The Executive Committee consists of Barry R. Steinberg, Joel G. Stemple and Joel Rothlein. The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board, subject to the provisions of the Company's By-Laws. In addition, the Board of Directors delegated to the Executive Committee the authority to determine when, and at what prices, the Company would make stock repurchases pursuant to the stock repurchase program in effect during fiscal 2000. The Executive Committee met 12 times during fiscal 2000 to vote on stock repurchases, but did not meet for any other purpose.

     Audit Committee. The Audit Committee consists of Bert Rudofsky, Chairman, Michael Russell and Julian Sandler. Each member of the Audit Committee is "independent" of the management of the Company under the current listing standards of the National Association of Securities Dealers ("NASD"). All Audit Committee members are also financially literate and have accounting or related financial management expertise in accordance with NASD standards. The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors on April 12, 2000, which is attached as Annex A to this Proxy Statement, and met three times in fiscal 2000. To fulfill its responsibilities to the stockholders and the investment community, this Committee:

     - reviews the corporate accounting and financial reporting practices of the Company and the quality and integrity of the financial reports of the Company;

     - recommends to the Board of Directors the accounting firm to act as independent auditors for the upcoming fiscal year and meets with the independent auditors, as appropriate, to discuss scope, staffing, and procedures of their audit plan, the proposed fee for the audit, and the results of their audit (including their comments or recommendations arising therefrom);

     - reviews the Company's financial accounting policies and decisions and reports thereon to the Board prior to the issuance of annual financial statements; and

     - reviews any non-audit services to be performed by the independent auditors and considers the possible effects of such services on the auditors' independence.

         Compensation Committee. The Compensation Committee consists of Joel Rothlein, Chairman, Bert Rudofsky and Julian Sandler. The Committee establishes compensation policies and determines compensation for the executive officers of the Corporation. The Board itself administers the Company's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan (provided that option grants to Messrs. Steinberg and Stemple must first be recommended by the Compensation Committee). The Compensation Committee met eight times during fiscal 2000.

Compensation of Directors

          On July 15, 1998, the Board of Directors adopted the following program with respect to non- employee director compensation (directors who are employees of the Company receive no fees for their services as a Director or as a committee member), which program became effective on August 1, 1998:

     a) Each such director is paid a fixed annual stipend of $5,000, in four quarterly installments.

     b)   Each such director is paid a fee of $1,500 per Board meeting attended.

     c) Each such director is paid a fee of $500 for each committee meeting attended, and the Chairman of each committee is paid a fixed annual stipend of $1,000, in four quarterly installments.

     d) On each August 1, each such director who served on the Board since the prior August 1, is granted non-incentive options under the Plan to purchase 5,000 shares at an exercise price equal to the fair market value of the Common Stock on the date of such grant. Such options are for a term of five years and are exercisable immediately.

         Effective July 12, 2000, the Board voted to change the non-employee director's compensation plan. Starting August 1, 2000, all non-employee directors will receive a $20,000 annual, all inclusive, stipend payable in four quarterly installments. In addition, on each August 1, each non-employee director who has served on the Board since the preceding August 1 will be granted a non-incentive option to purchase 10,000 shares at an exercise price equal to the Fair Market Value on August 1 of each year. Such options will be for a term of five years and will be exercisable immediately upon such grant.

         On August 1, 1999, pursuant to and in accordance with the directors compensation program described above, the Board of Directors granted to each of Joel Rothlein, Bert Rudofsky, Michael E. Russell and Julian Sandler, each of whom is a non-employee director, non-incentive options under the Plan to purchase 5,000 shares at an exercise price of $2.75 per share (being the fair market value of the Common Stock on August 2, 1999). In addition, on August 1, 2000 pursuant to and in accordance with the directors compensation program described above, the Board of Directors granted to each of Joel Rothlein, Bert Rudofsky, Michael E. Russell and Julian Sandler, who are non-employee directors, non-incentive options under the Plan to Purchase 10,000 shares at an exercise price of $4.625 per share (the fair market value of the Common Stock on August 1, 2000.)

         On October 19, 1998, the Board of Directors appointed a Special Committee ("Special Committee") consisting of Bert Rudofsky, Michael Russell and Julian Sandler to explore possible strategies and methods of enhancing shareholder value. As compensation for their work on the Special Committee through July 31, 2000, each member of the Committee was paid $10,000 on February 1, 1999 and $10,000 on August 1, 1999.

                                   Proposal 2

                  AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

General

         We are asking shareholders to approve an amendment to our Certificate of Incorporation to change the name of the Company from Manchester Equipment Co., Inc. to "Manchester Technologies, Inc." The Board of Directors approved this amendment on October 25, 2000, subject to ratification by the shareholders. The objective of the amendment is to more accurately communicate the direction and focus of our business. The change of name will not affect in any way the validity or transferability of stock certificates outstanding, the capital structure of the Company, the listing of the Common Stock on the Nasdaq National Market, or our trading symbol, which will remain "MANC." If shareholder approval of Proposal 2 is obtained, shareholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering of their old certificates to the Company's transfer agent.

Required Vote

         Approval of the amendment to our Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

Recommendation of the Board

         The Board of Directors recommends that shareholders vote FOR the amendment to the Certificate of Incorporation (Proposal No. 2 on the Proxy
Card).

                                   Proposal 3

             AMENDMENT OF OUR AMENDED AND RESTATED STOCK OPTION PLAN

General

         We are asking shareholders to approve an amendment to our Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan, to increase the aggregate number of shares of Common Stock reserved for issuance upon exercise of options granted thereunder from 1,100,000 to 2,600,000. The Board of Directors approved this amendment on July 12, 2000, subject to ratification by the shareholders. The full text of the Amendment will be furnished to any shareholder upon written request made to the Secretary of the Company.

         The purpose of the Option Plan is to further the growth and development of the Company and its direct and indirect subsidiaries (collectively, "Subsidiaries" and each, singly, a "Subsidiary") by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting to its service persons of outstanding ability.

         As of November 28, 2000, the record date for the annual meeting, options to purchase an aggregate of 1,015,100 shares have been granted under the Option Plan (excluding options that have been cancelled), of which options to purchase an aggregate of 904,184 shares are currently outstanding and options to purchase an aggregate of 110,916 shares have been exercised, resulting in 84,900 shares remain reserved for issuance under the Option Plan.

         On December 8, 2000, the most recent practical date prior to the printing of this Proxy Statement, the closing sale price of the Common Stock was $2.375 per share, as reported by The Nasdaq National Market.

Proposed Amendment

         The amendment to the Option Plan provides for the increase in the number of shares of Common Stock reserved for issuance under the Option Plan from 1,100,000 shares to 2,600,000 shares.

Explanation of Amendment

         Presently, the Option Plan provides for a total of 1,100,000 shares of Common Stock to be issued upon the exercise of incentive stock options (each an "ISO") and stock options not so qualified (each a "NQSO") that may be granted from time to time to persons eligible to receive such options pursuant to the Option Plan. As noted above, as of November 28, 2000, 84,900 shares remain reserved for issuance under the Option Plan for ISOs and NQSOs subsequently granted thereunder.

         To ensure that the number of shares reserved under the Option Plan is adequate to attract, hire and retain qualified personnel, the Board of Directors believes it is necessary that further shares of Common Stock be reserved for issuance under the Option Plan. The Board believes that an additional 1,500,000 shares of Common Stock should be sufficient for this purpose for the foreseeable future.

Summary of the Option Plan
         The essential features of the Option Plan are outlined below.

Administration of the Option Plan

         The Board of Directors administers the Option Plan.

Eligibility

         ISOs may be granted to employees (including officers) of the Company or any Subsidiary, and NQSOs may be granted to employees (including employees who have been granted ISOs), directors, consultants, agents, independent contractors and other persons whom the Board determines will contribute to the Company's success. A director of the Company or any Subsidiary who is not an employee of the Company or of one of its Subsidiaries is not eligible to receive ISOs.

Grant of Options

         The Board selects persons to be granted options (collectively, the "Optionees" or individually, an "Optionee") and determines (i) whether the respective option is to be an ISO or a NQSO, (ii) the number of shares of Common Stock purchasable under the option, (iii) the time or times when the option becomes exercisable, (iv) the exercise price, which for NQSOs cannot be less than eighty-five percent (85%) of the fair market value of the Common Stock on the date of grant, (100% of such fair market value for ISOs), and (v) the duration of the option, which cannot exceed ten years. Notwithstanding the foregoing, ISOs may not be granted to any person who, at the time the ISO is granted, owns or is considered as owning more than 10% of the total combined voting powers of all classes of stock of the Company or any Subsidiary, unless at the time the ISO is granted to such person, the option price is at least 110% of the fair market value of the Common Stock subject thereto and such ISO by its terms is not exercisable subsequent to five years from the date of grant.

         For purposes of the Option Plan, the "fair market value" of the shares shall be deemed to be, if the shares are traded on The Nasdaq Stock Market, National Market or on a national securities exchange, the closing sales price of the shares on The Nasdaq Stock Market, National Market or such national securities exchange on the business day immediately preceding the day as of which the determination is being made or on the next preceding day on which the shares were traded if no shares were traded on such day.

         The aggregate fair market value (determined as of the time an option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under the Option Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) may not exceed $100,000.

         Each option granted under the Option Plan is evidenced by a written stock option grant, in substantially the form attached to the Option Plan, which grant will comply with and be subject to the terms and conditions of the Option Plan. The date of grant of an option is the date on which the Board makes the determination to grant such option. The maximum aggregate number of shares of Common Stock with respect to which options, whether ISOs or NQSOs, that may be granted to any person or entity eligible under the Option Plan within any one calendar year is 200,000 shares.

         At the discretion of the Board, the Company may reserve to itself or its assignee(s) in the grant (a) a right of first refusal to purchase any shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party, and (b) a right to repurchase any or all shares held by an Optionee upon the Optionee's termination of employment or service with the Company or a Subsidiary of the Company for any reason within a specified time as determined by the Board at the time of grant at (i) the Optionee's original purchase price,
(ii) the fair market value of such shares as determined by the Committee in good faith, or (iii) a price determined by a provision set forth in the grant.

Exercise of Options

         Options are exercisable within the times or upon the events determined by the Board as set forth in the grant. Payment for the shares may be made (i) in cash or by check payable to the order of the Company, (ii) by surrender of shares of Common Stock of the Company having a fair market value equal to the exercise price of the option, or (iii) by any combination of the foregoing where approved by the Board in its sole discretion; provided, however, in the event of payment of shares of Common Stock by method (ii) above, the shares so surrendered, if originally issued to the Optionee upon exercise of an option(s) granted by the Company, must have been held by the Optionee for more than six months.

         Whenever under the Option Plan shares are to be issued in satisfaction of the exercise of options granted thereunder, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

         If an ISO Optionee ceases to be employed by the Company for any reason (other than death or disability), all ISOs held by the Optionee will terminate on the earlier of three months following such termination or the expiration of the term of the ISO. If an ISO Optionee dies or becomes disabled, all ISOs held by the Optionee will terminate and lapse on the earlier of twelve months following the Optionee's death or disability or the expiration of the term of the ISO.

Ability to Exercise Incentive Stock Options

         During the lifetime of the Optionee, an ISO may only be exercised by the Optionee.

Option Adjustments

         The Option Plan contains a customary anti-dilution provision that provides that if at any time after the date of grant of an option, the Company by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation or otherwise, changes its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by such option and the price per share thereof will be proportionately adjusted for any such change by the Board, whose determination will be conclusive. If a fraction of a share results from the foregoing adjustment, the fraction will be eliminated and the price per share of the remaining shares subject to the Option adjusted accordingly.

Amendments to the Option Plan

         The Board may at any time terminate, amend or modify the Option Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant to the Option Plan); provided, however, that shareholder approval is required to be obtained by the Company if required to comply with the Incentive Option provisions of Section 162(m) of the Code, or listed company requirements of The Nasdaq National Market or of a national securities exchange on which the shares of Common Stock are traded, or other applicable provisions of state or federal law or self-regulatory agencies; provided, further, that no termination, amendment or modification of the Option Plan may adversely materially affect the rights of an Optionee without his or her written consent.

Transferability of Options

         No ISO may be transferred other than by will or by the laws of descent and distribution.

Termination of the Option Plan

         No options may be granted under the Option Plan on or after September 30, 2006, but options granted before may extend beyond that date and the terms of the Option Plan will continue to apply to such options and to any shares acquired upon exercise thereof. The Option Plan may be sooner terminated at the discretion of the Board.

Federal Income Tax Consequences

         The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the Option Plan. Also, the specific state tax consequences to each participant under the Option Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant.

Incentive Stock Options

         No taxable income is recognized by the Optionee upon the grant of an ISO under the Option Plan. Further, no taxable income will be recognized by the Optionee upon exercise of an ISO granted under the Option Plan and no business expense deduction will be available to the Company. Generally, if the Optionee holds shares acquired upon the exercise of ISOs for at least two years from the date of grant of the option and for at least one year from the date of exercise, any gain on a subsequent sale of such shares will be considered as long-term capital gain. The gain recognized upon the sale of the shares is equal to the excess of the selling price of the shares over the exercise price. Therefore, the net federal income tax effect on the holders of ISOs who meet the required holding period provisions is to defer, until the shares are sold, taxation of any increase in the value of the shares from the date of grant and to treat such gain, at the time of sale, as capital gain rather than ordinary income.

         However, in general, if the Optionee sells the shares prior to expiration of either the two-year or one-year period, referred to as a "disqualifying disposition," the Optionee will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price; or (ii) the amount realized on the date of sale, less the exercise price, and the Company will receive a corresponding business expense deduction. The balance of the gain recognized on the disqualifying disposition will be long-term or short-term capital gain depending upon the holding period of the optioned shares. The two-year and one-year holding period rules do not apply to optioned shares which are disposed of by the Optionee's estate or a person who acquired such shares by reason of the death of the Optionee.

         Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the Company's other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated in the Option Plan, and shareholder and Board approval of the Option Plan is obtained. The Option Plan has been drafted to allow compliance with those performance-based criteria that relate to ISOs.

         At the date of this Proxy Statement, long-term capital gain is taxed to individuals at a maximum preferential rate of 20%, and items of ordinary income are currently taxed to individuals at a maximum rate of 39.6%. An employee may be subject to an alternative minimum tax upon exercise of an ISO since the excess of the fair market value of the optioned stock at the date of exercise over the exercise price must be included in alternative minimum taxable income, unless the acquired shares are disposed of in the same year that the option was exercised.

Non-Qualified Stock Options

         As in the case of ISOs, the grant of NQSOs will not result in any taxable income to the Optionee. However, unlike ISOs, generally the Optionee will recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price.

         The fair market value of the shares on the date income is required to be recognized will constitute the tax basis thereof for computing gain or loss on any subsequent sale. Any gain or loss recognized by the Optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares are held for more than twelve months prior to disposition.

         Generally, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the Optionee at the date of exercise. The income recognized by the Optionee will be treated as compensation income and will be subject to income tax withholding by the Company. Under
Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the Company's other four most highly compensated executive officers.

         Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated in the Option Plan, and shareholder and Board approval of the Option Plan is obtained. The Option Plan has been drafted to allow compliance with those performance-based criteria that relate to NQSOs, except that NQSOs granted with an exercise price less than the fair market value of the Common Stock on the date of the grant will not meet such performance-based criteria and, accordingly, the compensation attributable to such options will be subject to the deductibility limitations contained in Section 162(m) of the Code.

Required Vote

         Approval of the amendment to the Option Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote.

Recommendation of the Board

         The Board of Directors recommends that shareholders vote FOR the amendment to the Option Plan (Proposal No. 3 on the Proxy Card).

                                   Proposal 4

                 APPROVAL OF THE EXECUTIVE INCENTIVE BONUS PLAN

General

         In October 2000, the Board of Directors, upon recommendation of the Compensation Committee, unanimously approved and adopted a new Executive Incentive Bonus Plan (the "Bonus Plan") to govern the award and payment of cash bonuses to certain of the Company's executive officers and directed that the Bonus Plan be submitted to the Company's stockholders for approval so that payments thereunder will be deductible by the Company for federal income tax purposes.

Summary of the Bonus Plan

         The essential features of the Bonus Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Bonus Plan, which is set forth in Annex B. Terms used below with their initial letters capitalized have the meanings given to them in the Bonus Plan.

Purpose. The purpose of the Bonus Plan is to enhance the Company's ability to attract and retain highly qualified executives and to provide additional financial incentives to those executives to promote the success of the Company. The Bonus Plan is also intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, although there can be no assurance that awards under the Bonus Plan will satisfy the requirements for deductibility under Section 162(m).

Performance Goal. The Board has established the achievement of Earnings Before Taxes at least equal to the Earnings Before Taxes for the prior fiscal year as the performance goal necessary for the payment of bonuses under the Bonus Plan. For purposes of the Bonus Plan, "Earnings Before Taxes" means, for any fiscal quarter or fiscal year, the income before provision for income taxes as reported in the Company's quarterly or annual consolidated statements of income included in the applicable Quarterly Report on Form 10-Q (in the case of a fiscal quarter) or Annual Report on Form 10-K (in the case of a fiscal year).

Administration. The Bonus Plan will be administered by the Compensation Committee of the Board or another committee (consisting of at least two directors, each of whom shall be an "outside director" within the meaning of
Section 162(m)) appointed by the Board. In administering the Bonus Plan, the committee will have full power and authority to interpret the terms and provisions of the Bonus Plan and to establish, adjust, pay or decline to pay bonuses under the Bonus Plan.

Eligible Executives. Participation in the Bonus Plan will be limited to "Eligible Executives," which is defined as the Company's Chief Executive Officer, any other executive officer of the Company designated by the Committee, and any employee of the Company serving in a senior management position as determined by the Committee. Membership on the Board does not make an Eligible Executive ineligible for an award under the Bonus Plan. Currently, there are six employees (including our five executive officers) who are eligible to participate in the Bonus Plan. No non-employee director of the Company will be entitled to participate in, or otherwise receive benefits under, the Bonus Plan.

Establishment of Target Bonuses. Within 90 days after the end of each fiscal year, the Committee will designate those Eligible Executives who are to be participants in the Bonus Plan for that fiscal year and will specify the terms and conditions for the determination and payment of an "Incentive Bonus" to each of those participants. The maximum Incentive Bonus that may be payable to any Eligible Executive for any fiscal year will be the greater of (x) $1,000,000; and (y) 10% of the Earnings Before Taxes for such fiscal year. The Committee may condition the payment of an Incentive Bonus upon the satisfaction of such objective or subjective standards that the Committee determines to be appropriate. The Bonus Plan contains special provisions for designating additional Eligible Executives for participation in the Bonus Plan after such 90- day period and determining the amount of their maximum Incentive Bonuses.

Committee Certification and Determination of Incentive Bonuses. As soon as practicable after the end of each fiscal year, the Committee will certify in writing whether the stated performance goal has been met and will determine the amount of the Incentive Bonus to be paid to each Bonus Plan participant. In determining that amount, the Committee will consider the target bonuses established at the beginning of the year, the degree to which the established standards were satisfied and any other objective or subjective factors it deems appropriate and may reduce the amount of, or eliminate altogether, any Incentive Bonus that would otherwise be payable.

Payment of Incentive Bonuses. Following the Committee's determination of the Incentive Bonuses to be paid, those Incentive Bonuses will be paid in cash (subject to any election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus).

Bonus Plan Not Exclusive. The adoption of the Bonus Plan will not prevent the Company from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for participants under this Plan or other employees of the Company. Additional compensation arrangements could include generally any additional bonus, equity incentive or retirement plans. Awards to covered executives under any additional compensation arrangements may or may not qualify as performance-based compensation under section 162(m) of the Internal Revenue Code.

Duration and Amendment. If the Bonus Plan is approved by the Company's shareholders, it will be effective for fiscal 2000 (the fiscal year of the Company that commenced on August 1, 1999) and will continue in effect until the fifth anniversary of the date of such approval. The Board, however, may suspend or terminate the Bonus Plan at any time. In addition, the Board may amend the Bonus Plan from time to time as it deems advisable, except that, without the approval of the Company's stockholders, the Board may not amend the Bonus Plan to (a) increase the maximum amount of Incentive Bonus that may be paid or otherwise materially increase the benefits accruing to any Eligible Executive under the Bonus Plan, (b) materially modify the eligibility requirements for participation in the Bonus Plan or (c) change the material terms of the stated performance goal.

Federal Income Tax Consequences

         The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the Bonus Plan. Also, the specific state tax consequences to each participant under the Bonus Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant.

         Under present federal income tax law, a Bonus Plan participant will be taxed at ordinary income rates on the cash portion of the bonus in the year in which such cash was received. If a participant elects to defer a portion of the bonus, the participant will also be entitled to defer the recognition of income. Generally, and subject to the provisions of Section 162(m), the Company will receive a federal income tax deduction corresponding to the amount of income recognized by the Bonus Plan participants.

Bonus Plan Benefits

         The Incentive Bonuses, if any, that will be paid to Bonus Plan participants for any fiscal year are subject to the discretion of the Committee, based on objective or subjective factors that the Committee considers appropriate. The amount of the Incentive Bonuses payable under the Plan for fiscal 2000 total $808,747. See "Executive Compensation" below for the amount of the bonuses paid under the Plan to each of Messrs. Steinberg, Stemple and Looney. However, due to the discretionary nature of the Bonus Plan, it is not possible to determine or estimate the amount of any Incentive Bonus that would have been paid in any prior fiscal year had the Bonus Plan then been in effect. As noted above, the maximum Incentive Bonus that may be paid under the Bonus Plan to any participant for any fiscal year is the greater of (x) $1,000,000; and (y) 10% of the Earnings Before Taxes for such fiscal year.

Reasons for Proposal.

         Generally, Section 162(m) of the Internal Revenue Code prevents a company from receiving a federal income tax deduction for compensation paid to a "Named Executive Officer" (see below) in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the Company's stockholders. The Board believes that it is desirable and in the best interests of the Company and its stockholders that the cash bonuses to be paid to the Company's executive officers be deductible for federal income tax purposes and, accordingly, has structured the Bonus Plan to satisfy the requirements of
Section 162(m) for "performance-based" compensation. The Board also believes that the Bonus Plan serves the Company's interests by focusing management's attention on the achievement of those goals that the Board, through the Committee, determines to be strategically and operationally important for the Company.

         If the Bonus Plan is not approved by the Company's stockholders, it is currently contemplated that any bonuses for fiscal 2001 and subsequent years for executive officers would be discretionary and that such bonuses, and the bonuses payable to the Chief Executive Officer with respect to fiscal 2000, would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation) they exceed the limit set forth therein.

Required Vote

         Approval of the Bonus Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote.

Recommendation of the Board

         The Board of Directors recommends that shareholders vote FOR the approval of the Executive Incentive Bonus Plan (Proposal No. 4 on the Proxy
Card).

                                   Proposal 5

              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

General

         Subject to ratification by the shareholders, the Board of Directors has reappointed KPMG LLP as independent auditors for the year ending July 31, 2001. Representatives of KPMG LLP are expected to be present at the annual meeting, who will have the opportunity to make a statement and are expected to be available to respond to appropriate questions. If the shareholders do not elect to ratify the appointment of KPMG LLP, the selection of independent auditors will be reconsidered by the Audit Committee.

Required Vote

         Ratification of the reappointment of KPMG LLP as independent auditors will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote.

Recommendation of the Board

         The Board of Directors recommends that shareholders vote FOR the reappointment of KPMG LLP as independent auditors for the year ending July 31, 2001 (Proposal No. 5 on the Proxy Card).

                                OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of December 8, 2000, certain information with respect to the beneficial ownership of the Common Stock by each person known by us to beneficially own five percent or more of the outstanding Common Stock (together with their respective addresses), each director and nominee for election as director, each executive officer named in the Summary Compensation Table on page 20 of this Proxy Statement, and all executive officers and directors of the Company as a group.

                                              Shares            Percent of
                                              Beneficially      Outstanding
      Name and Address                        Owned (1)         Shares Owned (1)
      ----------------                        ---------          --------------
      Barry R. Steinberg (2)(3)                4,690,201           57.6%
      Joel G. Stemple (2)                        626,263            7.7%
      Dimensional Fund Advisors Inc. (4)         583,000            7.6%
      Joel Rothlein (5)                           51,500            *
      Joseph Looney (6)                           44,700            *
      Julian Sandler (7)                          23,500            *
      Laura Fontana (8)                           20,000            *
      Bert Rudofsky (9)                           15,000            *
      Michael E. Russell (9)                      15,000            *
      Mark Glerum                                     --            *
      All executive officers and directors
       as a group (9 persons) (10)             5,486,164          67.3%

* Less than 1%

(1) For purposes of determining the aggregate amount and percentage of shares deemed beneficially owned by directors and executive officers of the Company individually and by all directors, nominees and executive officers as a group, (i) exercise of all currently exercisable options listed in the footnotes hereto is assumed; and (ii) options that may be exercised within 60 days from the Record Date are deemed to be currently exercisable. For such purposes, 8,146,315 shares of Common Stock are deemed to be outstanding.
(2)   Address is 160 Oser Avenue, Hauppauge, New York 11788.
(3) Excludes 59,500 shares owned by Ilene Steinberg and 59,000 shares owned by Sheryl Steinberg, daughters of Mr. Steinberg, which shares were purchased with the proceeds of a loan from Mr. Steinberg. As reported on Schedule 13D filed on March 24, 1997, as amended, Mr. Steinberg, Ilene Steinberg, and Sheryl Steinberg each disclaim beneficial ownership of the common stock owned by the others.
(4) Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Share ownership is as of September 30, 2000. The information contained in the table above concerning Dimensional Fund Advisors Inc. ("Dimensional") and in this footnote is based in part upon a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000, by Dimensional. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are called "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company described in the Schedule 13G that are owned the Funds. All securities reported in the Schedule 13G are owned by the Funds, no one of which to the knowledge of Dimensional owns more than 5% of the Company's Common Stock. Dimensional disclaims beneficial ownership of such securities.
(5) Consists of currently exercisable options to acquire 20,000 shares of Common Stock and 31,500 shares held by the Kressel Rothlein & Roth Profit Sharing Plan. Mr. Rothlein disclaims beneficial ownership of the Common Stock owned by the such plan, except to the extent of his beneficial interest therein.
(6) Includes currently exercisable options to acquire 30,000 shares of Common Stock, and options to acquire 10,000 shares of Common Stock exercisable within 60 days from the Record Date.
(7) Includes currently exercisable options to acquire 22,500 shares of Common Stock.
(8) Includes currently exercisable options to acquire 10,000 shares of Common Stock, and options to acquire 10,000 shares of Common Stock exercisable within 60 days from the Record Date.
(9) Includes currently exercisable options to acquire 15,000 shares of Common Stock.
(10) See notes 1, 2, 3 and 5 through 9 above.

Executive Officers

      Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of shareholders. Our executive officers are:

            Name                            Position with the Company
      Barry R. Steinberg           Chairman of the Board, President,
                                   Chief Executive Officer
      Joel G. Stemple              Executive Vice President and Secretary
      Joseph Looney                Vice President-Finance, Chief Financial
                                   Officer and Assistant Secretary
      Laura Fontana                Vice President-Technical Services
      Mark Glerum                  Vice President-Sales

        Biographical information regarding Messrs. Steinberg and Stemple is set forth above under the caption "Directors." Biographical information with respect to our other executive officers is set forth below. All ages are as of January 17, 2001.

        Joseph Looney, age 43, has served as our Chief Financial Officer since May 1996, as our Assistant Secretary since April 1999, and as our Vice President-Finance since January 2000. From 1984 until he joined the Company, Mr. Looney served in various positions with KPMG LLP, including Senior Audit Manager at the end of his tenure with such firm. Mr. Looney is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Institute of Internal Auditors.

        Laura Fontana, age 45, has served as our Vice President-Technical Services since January 2000 and as Director of Technical Services since January 1999. A twenty-year Manchester veteran, Ms. Fontana had previously managed our sales organization and is largely responsible for the design of our sales, product information, and automated order-processing systems. Ms. Fontana received her Bachelor of Arts degree from Dowling College.

     Mark Glerum, age 42, has served as our Vice President-Sales since January 2000. Mr. Glerum joined the Company in January 1999 as Manager of our New York City sales office, and became National Sales Manager in September 1999. Prior to joining Manchester, Mr. Glerum spent twelve years at Toshiba America, Inc., most recently as Regional Sales Manager. Mr. Glerum received his Bachelor's Degree in Business Administration from Alfred University.

Executive Compensation

Summary Compensation Table

        The following table provides information concerning compensation paid or accrued during the fiscal years ended July 31, 2000, 1999 and 1998 to our Chief Executive Officer and each of our other executive officers whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                                              SUMMARY COMPENSATION TABLE


                                                                             Long-Term
                                         Annual Compensation               Compensation
                                                                           Common Stock
Name and                                                   Other Annual     Underlying          All Other
Principal Position     Year      Salary         Bonus    Compensation(1)      Options         Compensation
------------------     ----      ------         -----    ---------------      -------         ------------
Barry R. Steinberg.....2000         $650,000     $485,248   $58,707 (2)          -                  -
President and CEO      1999         $650,000            -  $23,806 (2)           -                  -
                       1998         $550,000            -  $37,031 (2)           -                  -

Joel G. Stemple........2000         $450,000     $242,624   $31,375(3)           -                  -
Executive VP and       1999         $450,000            -   $13,881(3)           -                  -
Secretary              1998         $450,000            -   $22,194(3)           -                  -

Joseph Looney..........2000         $220,000      $80,875   $11,025(4)           -                  -
VP-Finance, Chief      1999         $200,000      $15,000   $15,061(4)           -                  -
Financial Officer and  1998         $140,394      $40,000   $13,677(4)       70,000(6)              -
Ass't Sec'y

Laura Fontana. . . . . 2000. .      $169,254      $38,683   $17,848(5)           -                  -
VP-Technical Services

Mark Glerum . . . . . .2000 .       $128,830      $35,866     $6,675         9,000(7)               -
VP-Sales

(1) Includes in fiscal 2000 employer matching contributions to the Company's defined contribution plan of $5,100, $5,100, $5,100, and $5,048 for Mr. Steinberg, Mr. Stemple, Mr. Looney, and Ms. Fontana, respectively, in fiscal 1999 employer matching contributions to the Company's defined contribution plan of $4,800, $4,800, and $4,960 for Messrs. Steinberg, Stemple and Looney, respectively, and in fiscal 1998 employer matching contributions of $4,950, $4,800, and $3,477 for Messrs. Steinberg, Stemple and Looney, respectively.
(2)   Includes  $50,000 in fiscal  2000,  $15,399 in fiscal  1999 and $32,081 in fiscal 1998 of premiums paid by the Company for a whole life insurance policy in Mr. Steinberg's name having a face value of $2,600,000 and under which his daughters, on the one hand, and the Company, on the other hand, are beneficiaries and share equally in the death benefits.
(3)   Includes  $25,000 in fiscal  2000,  $7,606 in fiscal  1999 and  $17,394 in fiscal 1998 of premiums paid by the Company for a whole life insurance policy in Mr. Stemple's name having a face value of $1,300,000 and under which his spouse and the Company are beneficiaries and are entitled to $600,000 and $700,000, respectively, of the death benefits.
(4) Includes $5,000 in each of fiscal 2000, fiscal 1999, and fiscal 1998 of premiums paid by the Company for a whole life insurance policy in Mr. Looney's name having a face value of $345,000 and under which his spouse and the Company are beneficiaries and are entitled to $100,000 and $245,000, respectively, of the death benefits.
(5) Includes $5,000 in fiscal 2000 of premiums paid by the Company for a whole life insurance policy in Ms. Fontana's name having a face value of $589,000 and under which her minor child and the Company are beneficiaries and are entitled to $200,000 and $389,000, respectively, of the death benefits.
(6) The grant of 70,000 options during fiscal 1998 represents a repricing of the 70,000 options granted to Mr. Looney during fiscal 1997.
(7) See "Option Grants" below for the exercise price and vesting terms of the options granted to Mr. Glerum.

         No restricted stock awards, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations promulgated by the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the fiscal year ended July 31, 2000.

Option Grants

         The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended July 31, 2000. No stock appreciation rights have been granted by the Company.

            Option Grants During the Fiscal Year Ended July 31, 2000

                                                                                        Potential Realizable Value at
                                                                                           Assumed Annual Rates of
                           Number of         % of Total                                  Stock Price Appreciation for
                            Securities        Options                                             Option Term(2)
                           Underlying         Granted to      Exercise                            --------------
                            Options           Employees in    Price             Expiration
      Name                  Granted(1)        Fiscal Year     Per Share             Date           5%            10%
-------------------         ------------      --------------   -----------      -------------    ----------    ---------
Mark Glerum                    9,000             4.0%            $3.75          10/27/09          $21,240     $53,820

-------------------
(1) Grant consists of ten-year ISOs granted under the Option Plan, exercisable cumulatively at the annual rate of one third of the number of underlying shares, generally commencing two years from the date of grant.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, in option exercises are dependent on the time of such exercise and the future performance of the common stock.

Aggregated Options Exercises and Fiscal Year-end Options Value Table

         The following table sets forth certain information concerning the number and value realized of options exercised during fiscal 2000, and the number and value of exercisable and unexercisable options granted to the Named Executive Officers as of July 31, 2000.

     Aggregated Option Exercises in 2000 and Option Values at July 31, 2000
     ----------------------------------------------------------------------

                                                              Number of Unexercised           Value of Unexercised
                                                              Options at                       In-the-Money Options at
                                                              July 31, 2000                      July 31, 2000(1)
                             Shares                            -----------------                -----------------
                             Acquired on
     Name                    Exercise     Value Realized      Exercisable  Unexercisable    Exercisable     Unexercisable
--------------              --------      --------------      -----------  -------------    -----------     -------------
 Joseph Looney.........              --           --          30,000        40,000         $24,375           $32,500
Laura Fontana .........          20,000      $65,003          10,000        40,000         $ 8,125           $32,500
Mark Glerum ...........             --            --             --          9,000         $    --            $7,875

     --------------

(1) Based on the closing sale price of the common stock as of July 31, 2000 ($4.625 per share) minus the applicable exercise price.

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements

          In connection with the Company's initial public offering, Barry R. Steinberg entered into an employment agreement with the Company, pursuant to which his annual base salary for services rendered to the Company in his positions as President and Chief Executive Officer was $550,000 in each of the fiscal years ending July 31, 1997 and 1998. Under this agreement, Mr. Steinberg was not eligible to receive any bonus in fiscal 1997, and any bonus payable for fiscal 1998 required the approval of a majority of the independent directors of the Company. No bonus was paid to Mr. Steinberg with respect to fiscal 1998 or 1999, and a bonus of $485,248 was paid to Mr. Steinberg with respect to fiscal 2000. Since the expiration of this agreement, Mr. Steinberg has not been a party to an employment agreement with the Company. The Company has made available, and continues to make available to him, the car allowance and deferred compensation benefits that he has historically received. Mr. Steinberg is also eligible to participate in other benefits that the Company makes generally available to its employees, such as medical and other insurance, and is eligible to participate under the Company's stock option plan. If Mr. Steinberg's employment with the Company terminates, he would not be precluded from competing with the Company.

          In addition, in connection with the Company's initial public offering, the Company entered into an employment agreement with Joel G. Stemple, the Company's Executive Vice President and Secretary, under which Mr. Stemple was paid a base salary of $450,000 in each of the fiscal years ending July 31, 1997 and 1998. Under this agreement, Mr. Stemple was not eligible to receive any bonus in fiscal 1997 and any bonus payable to Mr. Stemple for fiscal 1998 required the approval of a majority of the independent directors of the Company. No bonus was paid to Mr. Stemple with respect to fiscal 1998 or 1999, and a bonus of $242,624 was paid to Mr. Stemple with respect to fiscal 2000. Under the employment agreement, the Company provides Mr. Stemple with an automobile and certain deferred compensation benefits and provides Mr. Stemple with medical and other benefits generally offered by the Company to its employees. Mr. Stemple also is eligible to participate in the Company's stock option plan. The employment agreement is terminable by either party on 90 days' prior notice. If the Company so terminates Mr. Stemple's employment, or the Company elects not to renew his employment agreement, he is entitled to severance equal to 12 months of his then current base salary, payable in accordance with the Company's customary payroll practices. Under the employment agreement, if Mr. Stemple terminates his employment, or the Company terminates his employment for cause, Mr. Stemple is prohibited, for a two-year period from termination, from competing with the Company in the eastern half of the United States.

          Our other executive officers are employed at will.

Report of the Board of Directors and the Compensation Committee on Executive Compensation

          The following is provided to shareholders by the Board of Directors and by the Compensation Committee of the Board:

Introduction

         The Board of Directors and the Compensation Committee are responsible for the administration of the Company's compensation programs. These programs include base salary and cash bonuses for executive officers, which are determined by the Compensation Committee, and long-term incentive compensation programs, which are administered by the Board of Directors (provided that grants of stock options to either Mr. Steinberg or Mr. Stemple must first be recommended by the Compensation Committee).

Compensation Philosophy

         The primary goal of the Company is to align compensation with the Company's business objectives and performance. In addition, the Company aims to attract, retain, and reward executive officers and other key employees who contribute to the long-term shareholder value with a total compensation package that the Company considers to be competitive yet reasonable. To establish the relationship between executive compensation and the creation of shareholder value, the Board and the Compensation Committee utilize a compensation package comprised of base salary, cash bonuses and stock option awards. Through stock option awards for executives and other key employees, the Company attempts to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Compensation Program

         The Company's executive compensation program has three major components, each of which are intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Board and the Compensation Committee consider these components of compensation individually, as well as collectively, in determining total compensation for executive officers. In making compensation determinations, the Board and the Compensation Committee have not historically attributed specific values or weights to any particular performance factors, and have made their decisions primarily on a subjective basis, although in doing so, the Compensation Committee has taken into consideration the financial status of the Company and salaries paid to executives of similarly sized companies.. The particular elements of the compensation program for executive officers are explained below:

         1. Base salary. The base salaries of the Company's Named Executive Officers for fiscal 2000 were established by the Compensation Committee on January 19, 2000, based primarily on the contributions made by such persons during fiscal 1999 and expected future contributions. In reviewing the individual performance of the Messrs. Looney and Glerum and Ms. Fontana, the Compensation Committee met with, and took into account the views of, the Company's Chief Executive Officer and its Executive Vice President.

         2. Annual incentive compensation. For fiscal 2000, incentive compensation was governed by the Bonus Plan, which provides our executive officers with direct financial incentives in the form of cash bonuses to achieve corporate performance goals and is administered by a subcommittee of the Compensation Committee. The bonuses paid to Ms. Fontana and Mr. Glerum for fiscal 2000 were determined based on compensation arrangements implemented prior to their becoming officers of the Company, and were not based on the Bonus Plan. It is anticipated that Ms. Fontana and Mr. Glerum will not participate in the Bonus Plan in the future due to the fact that while the bonuses payable under the Bonus Plan are based on the performance of the Company and its subsidiaries, the responsibilities of these officers are solely with respect to the Company.

         3. Equity-based incentive compensation. In line with the Company's philosophy to motivate individuals as owners, the Company's current long-term incentive program consists of its stock option plan. The Board has utilized five and six year vesting periods with respect to the options granted to its executive officers, with a waiting period prior to commencement of vesting, to encourage them to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term shareholder value. The exercise price of options granted under the stock option plan is fixed at no less than 100% of the fair market value of the underlying stock on the date of grant with respect to incentive stock options, and no less than 85% of such fair market value with respect to non-incentive stock options. To date, all grants of stock options have provided for exercise prices of not less than 100% of the fair market value of the underlying stock on the date of grant. Accordingly, employees receive value from these grants only if the Common Stock appreciates over the long term.

Chief Executive Officer Compensation

         Mr. Steinberg's compensation for the fiscal year ended July 31, 2000 was determined by the Compensation Committee, based primarily on a subjective analysis of his experience, performance, level of responsibility and contribution to the Company. Effective August 1, 1999, based upon the recommendation of the Compensation Committee, Mr. Steinberg's annual base salary was fixed at $650,000, which was the same base salary as the Company paid Mr. Steinberg for the prior fiscal year. Mr. Steinberg also received an incentive bonus as a result of the Company's increase in earnings before taxes. The Company continues to make available to Mr. Steinberg the car allowance and deferred compensation benefits that he has historically received. Mr. Steinberg also participates in other benefits that the Company makes generally available to its employees, such as medical and other insurance, and is eligible to participate under the Company's stock option plan. See "Executive Compensation."

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance-based. The Board and the Compensation Committee believe that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and benefits the Company's stockholders. The Board and the Compensation Committee intend to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made by them in the future, and, assuming the approval of the Bonus Plan, do not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 2001. However, the Company may from time to time pay compensation to its executive officers that is not be deductible.

       The Board of Directors                         The Compensation Committee
       ----------------------                         --------------------------

      Barry R. Steinberg, Chairman                       Joel Rothlein, Chairman
     Joel G. Stemple, Joel Rothlein                           Bert Rudofsky
  Bert Rudofsky, Michael E. Russell, Julian Sandler           Julian Sandler

Report of the Audit Committee

         The following is provided to shareholders by the Audit Committee of the
Board:

         As more fully described above under "Meetings and Committees", above, the Audit Committee reviews the corporate accounting and financial reporting practices of the Company and the quality and integrity of the financial reports of the Company. As part of its duties, the Audit Committee:

     (1) reviewed and discussed with management Manchester's audited financial statements as of and for the fiscal year ended July 31, 2000;

     (2) discussed with the independent auditors for Manchester the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

     (3) received the written disclosures and the letter from the independent auditors for Manchester required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the independent auditors the independent auditors' independence from management and Manchester; and

     (4) based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in Manchester's Annual Report on Form 10-K for the fiscal year ended July 31, 2000 for filing with the SEC.

                                                 The Audit Committee

                                               Bert Rudofsky, Chairman
                                           Michael Russell, Julian Sandler

Stock Performance Graph

         The graph on the next page show a comparison of cumulative total shareholder returns for the Company's Common Stock, the NASDAQ Stock Market Index for U.S. companies, and groups consisting of the Company's peer corporations on a line-of-business basis, through July 31, 2000. The corporations making up the peer group are Allstar Systems, Inc. (effective July 8, 1997, the date its Common Stock commenced trading), Alphanet Solutions, Inc., CompuCom Systems, Inc., Elcom International, Inc., and Pomeroy Computer Resources, Inc. The graph assumes (i) the reinvestment of dividends, if any, and
(ii) the investment of $100 on November 26, 1996 (the date our Common Stock commenced trading) in our Common Stock, the NASDAQ Stock Market Index and the Peer Group Index.

The Report of the Board of Directors and the Compensation Committee on Executive Compensation and the Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                     [CHART]














Note: Management cautions that the stock price performance information shown in the graph may not be indicative of current stock price levels or future stock price performance.

         The performance graph was plotted using the following data:

                                                    Cumulative Total Return
                                  11/26/96  7/31/97  7/31/98   7/31/99  7/31/00
                                  --------  -------  -------   -------  -------
Manchester Equipment Co, Inc.       $100       $ 42    $ 31      $ 26    $ 46
NASDQ Index                         $100       $125    $147      $210    $299
Peer Group                          $100       $ 89     $69      $ 47    $ 45

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Joel Rothlein, Esq., Bert Rudofsky and Julian Sandler. Mr. Rothlein is a partner of Kressel Rothlein & Roth, Esqs., which, with its predecessor firms, has acted as outside general counsel to the Company since the Company's inception. Kressel Rothlein & Roth, Esqs. was paid legal fees of approximately $177,000, $213,000, and $217,000 by the Company in fiscal 2000, 1999 and 1998, respectively. In addition, during fiscal 2000, 1999 and 1998, the Company recorded revenue of approximately $272,000, $597,000 and $177,000, respectively, in connection with the sale of computer equipment to a company controlled by Mr. Sandler.

     The Company's Stock Option Plan is administered by the Board of Directors. Barry R. Steinberg is President and Chief Executive Officer and Joel G. Stemple is Executive Vice President of the Company. In these capacities, as members of the Board, they could vote on executive compensation issues before the

Board pertaining to the granting of stock options. Although the issue has not arisen to date, each of Messrs. Steinberg and Stemple has agreed to abstain from voting on the grant of stock options to himself or to the other of them and, effective July 15, 1998, the granting of stock options to either of Mr. Steinberg or Mr. Stemple will first have to be recommended to the Board by the Compensation Committee.

Certain Relationships and Related Transactions

         Three of the Company's four Hauppauge, New York facilities are leased from entities affiliated with certain of the Company's executive officers, directors or principal shareholders. The property located at 40 Marcus Boulevard, Hauppauge, New York is leased from a limited liability company owned 70% by Mr. Steinberg and his relatives, 20% by Joel G. Stemple, and 10% by Michael Bivona, a former officer and director of the Company. During the fiscal years ended July 31, 2000, 1999 and 1998, the Company made lease payments of $190,000, $186,000, and $179,000, respectively, to such entity. The Company's offices at 160 Oser Avenue, Hauppauge, New York are leased from a limited liability company owned 65% by Mr. Steinberg, 17.5% by Mr. Stemple and 17.5% by Mr. Bivona. During fiscal 2000, 1999 and 1998, the Company made lease payments of $279,000, $271,000 and $263,000, respectively, to such entity. The property located at 50 Marcus Boulevard, Hauppauge, New York is leased from Mr. Steinberg doing business in the name of Marcus Realty. During fiscal 2000, 1999 and 1998, the Company made lease payments of $360,000, $344,000 and $340,000, respectively, to such entity.

         Joel Rothlein, Esq., a director of the Company, is a partner of Kressel Rothlein & Roth, Esqs., which, with its predecessor firms, has acted as outside general counsel to the Company since the Company's inception. During fiscal 2000, 1999 and 1998, $177,000, $213,000 and $217,000, respectively, was paid to such firm for legal fees. During fiscal 2000, 1999 and 1998, the Company recorded revenue of $273,000, $597,000 and $177,000, respectively, in connection with the sale of computer equipment to a company controlled by Julian Sandler, a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16 of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and holders of more than 10% of our Common Stock to file reports of their trading in our equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the reporting persons during the last fiscal year and written representations that no other reports were required, we believe that the reporting persons timely complied with all applicable Section 16 filing requirements.

Other Matters

         Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

Shareholder Proposals

         Any shareholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Shareholders must be received by the Company at its principal office by August 9, 2001, and must otherwise be in compliance with applicable laws and regulations.

Dated:   December 14, 2000          THE MANCHESTER EQUIPMENT CO., INC. BOARD OF
                                      DIRECTORS

                                     ANNEX A

                         MANCHESTER EQUIPMENT CO., INC.
            Charter of the Audit Committee of the Board of Directors
                          as adopted on April 12, 2000

I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o    Provide  an  avenue  of  communication  among  the  independent   auditors,
     management, and the Board of the Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

         The composition of the Audit Committee shall meet the requirements of the Nasdaq Stock Market. Without limiting the generality of the foregoing, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in separate executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document included with the Company's Proxy Statement at least every three years in accordance with Nasdaq regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee shall ensure that it receives from the independent auditors a formal written statement delineating all relationships between them and the Company, consistent with Independence Standards Board Standard
                  1. The Committee shall be responsible for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditors.

         8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

          10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Legal Compliance

          11. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.

         Other Audit Committee Responsibilities

          12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual proxy statement.

          13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

          14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         Other Optional Charter Disclosures

          15.  Periodically   perform   self-assessment   of   audit   committee
               performance.

          16. Review financial and accounting personnel succession planning within the Company.

          17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                                     ANNEX B

                         MANCHESTER EQUIPMENT CO., INC.

                         EXECUTIVE INCENTIVE BONUS PLAN

     Manchester Equipment Co., Inc., a New York corporation (the "Company") adopts this Executive Incentive Bonus Plan (the "Plan") for the purpose enhancing the Company's ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its subsidiaries.

     Remuneration payable under the Plan is intended to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention. The "performance goal" necessary for the payment of remuneration under the Plan will be the achievement of Earnings Before Taxes (as defined below) at least equal to the Earnings Before Taxes for the prior fiscal year.

     1. Definitions. As used herein, the following terms have the respective meanings indicated:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

          (c) "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an "outside director" for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

          (d) "Company" means Manchester Equipment Co., Inc., a New York corporation.

          (e) "Earnings Before Taxes" means, for any fiscal quarter or fiscal year, the income before provision for income taxes as reported in the Company's quarterly or annual consolidated statements of income included in the applicable Quarterly Report on Form 10-Q (in the case of a fiscal quarter) or Annual Report on Form 10-K (in the case of a fiscal year), as filed with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in either case restated to eliminate the effect of any Incentive Bonus paid with respect to such fiscal quarter or fiscal year, as the case may be, pursuant to this Plan.

          (f) "Eligible Executive" means (i) the Company's Chief Executive Officer; (ii) each other executive officer of the Company that the Committee determines, in its discretion, is or may be a "covered employee" of the Company within the meaning Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations; and (iii) any other employee of the Company serving in a senior management position as determined by the Committee, in its discretion.

          (g) "Incentive Bonus" means, for each Eligible Executive, an annual bonus opportunity amount determined by the Committee pursuant to
               Section 3 below.

          (h) "Participant" means any Eligible Executive who is selected by the Committee to participate in the Plan for a specified period.

          (i) "Regulations" means the Treasury Regulations promulgated under the Code, as amended from time to time.

           2. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret, administer and establish rules for the administration of the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay the Incentive Bonus for each Eligible Executive. Such power and authority shall include the right to exercise discretion to reduce by any amount the Incentive Bonus payable to any Participant; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Bonus that is payable to any other Participant. All Committee actions under the Plan shall be taken in accordance with the applicable provisions of the Company's By-laws and the Committee's Charter. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its affiliates, and of counsel, public accountants and other professionals or experts.

           3. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion. Designation as a Participant for any fiscal period shall not entitle any Eligible Executive to the right to be designated as a Participant for any other fiscal period. An Eligible Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

           4.  Awards.
               ------

               (a) Not later than the 90th day of each fiscal year of the Company, the Committee, in its sole and absolute discretion, shall select one or more Eligible Executives to be participants in the Plan for such fiscal year and shall specify the terms and conditions for the determination and payment of an Incentive Bonus to each Participant for such fiscal year. After the end of such 90-day period, the Committee may designate additional Participants so long as, within 30 days following each such additional designation, the Committee specifies the terms and conditions for the determination and payment of an Incentive Bonus to such additional Participant.

               (b) The Committee may condition the payment of an Incentive Bonus upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole and absolute discretion, and shall retain the discretion to reduce the amount of any Incentive Bonus that would otherwise be payable to a Participant (including a reduction in such amount to zero).

               (c) The Incentive Bonus payable to a Participant with respect to any fiscal year shall not exceed the greater of (x) $1,000,000; and (y) 10% of the Earnings Before Taxes for such fiscal year; provided, however, that the maximum Incentive Bonus payable to any individual who becomes an Eligible Executive after the end of the 90-day period referred to in subsection (a) of this Section shall not exceed the greater of (i) $1,000,000 pro-rated for the number of complete fiscal quarters during such fiscal year during which such individual was an Eligible Executive; and (ii) 10% of the Earnings Before Taxes for the fiscal quarters after the fiscal quarter in which such individual became an Eligible Executive.

     5. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Company, and prior to the payment of any Incentive Bonus, the Committee shall determine whether the stated performance goal has been achieved and the amount of the Incentive Bonus to be paid to each Participant for such fiscal year and shall certify such determinations in writing.

           6. Payment of Incentive Bonuses. Subject to any election duly and validly made by a Participant with respect to the deferral of all or a portion of his or her Incentive Bonus, Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion.

           7. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. There is no obligation for uniformity of treatment of Participants under the Plan. The Company expressly reserves any and all rights to discharge any Eligible Executive without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the stated performance goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

           8. Plan Not Exclusive. This Plan is not intended to and shall not preclude the Board and the Committee from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Eligible Executives, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan.

           9. Withholding. The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

     10. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

           11. Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant's rights to payment under the Plan shall be limited to those of a general creditor of the Company.

           12. Designation of Beneficiaries. A Participant may designate one or more beneficiaries to receive all or part of the Incentive Bonus which may be made to the Participant, or may be payable, after such Participant's death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant and delivered to the Company prior to the Participant's death. In case of the Participant's death, an Incentive Bonus with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiaries at the time such Incentive Bonus would have been paid to Participant, if Participant were still alive. Any Incentive Bonus granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate at the time such Incentive Bonus would have been paid to Participant, if Participant were still alive. If there shall be any question as to the legal right of any beneficiary to receive an Incentive Bonus under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability to anyone with respect to such amount.

           13.      Adoption, Amendment, Suspension and Termination of the Plan.
                    -----------------------------------------------------------

               (a) Subject to the approval of the Plan by the holders of a majority of the Company common stock represented and voting on the proposal at the annual meeting of Company stockholders to be held on January 17, 2001 (or any adjournment thereof), the Plan shall be effective for the fiscal year of the Company commencing August 1, 1999 and shall continue in effect until the fifth anniversary of the date of such stockholder approval, unless earlier terminated as provided below. Upon such approval of the Plan by the Company's stockholders, all Incentive Bonuses awarded under the Plan on or after August 1, 1999 shall be fully effective as if the stockholders had approved the Plan on or before August 1, 1999.

               (b) Subject to the limitations set forth in this subsection, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend the Plan in any of the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

     (1) To increase the maximum amount of Incentive Bonus that may be paid under the Plan or otherwise materially increase the benefits accruing to any Eligible Executive under the Plan;

     (2)  To  materially   modify  the   requirements   as  to  eligibility  for
          participation in the Plan;

     (3)  To change the material terms of the stated performance goal.

               (c) No Incentive Bonus may be awarded during any suspension or after termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

     14. Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of New York, other than the choice of law rules thereof.

  PROXY
                     MANCHESTER EQUIPMENT CO., INC.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Barry R. Steinberg and Joel G. Stemple, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Manchester Equipment Co., Inc. on January 17, 2001, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

           Please promptly complete, date and sign on the reverse side and mail in the enclosed envelope.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3), (4) AND (5) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING:
--------------------------------------------------------------------------------
(1) Election of six              FOR      WITHHELD
    (6) Directors               (   )      (  )
    to serve until                                 Nominees: Barry R. Steinberg
    the 2002  Annual                                         Joel G. Stemple
    Meeting of Shareholders:                                 Joel Rothlein
                                                             Bert Rudofsky
 For, except withheld from the following                     Michael E. Russell
  nominees:                                                  Julian Sandler

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     (2) To approve  the  amendment  of the  Certificate  of (2) To approve  the amendment of the Certificate of Incorporation of the Company to change the name of the Company to "Manchester Technologies, Inc."

          FOR       [   ]     AGAINST     [  ]      ABSTAIN    [   ]

     (3) To approve the amendment of the Company's Amended and (3) To approve the amendment of the Company's Amended and Restated Incentive and Non-Incentive Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,100,000 shares to 2,600,000 shares.

          FOR    [   ]       AGAINST    [   ]    ABSTAIN        [  ]

     (4)  To approve the Company's  Executive Incentive  Bonus Plan.


          FOR    [   ]       AGAINST    [   ]    ABSTAIN        [  ]

     (5) To ratify the reappointment of KPMG LLP as independent auditors of the Company for the year ending July 31, 2001.

          FOR    [   ]       AGAINST    [   ]    ABSTAIN        [  ]

     (6)  Upon  any and all  other  business  that may come  before  the  Annual
          Meeting.

     This Proxy will be voted FOR the matters  described in paragraphs (1), (2),
(3), (4) and (5) unless the shareholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE(S):                                     DATE:
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Note: Executors, Administrators, Trustees, Etc. should give full title.
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